As filed with the Securities and Exchange Commission on May 13, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Centuri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-1817741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
19820 North 7th Avenue, Suite 120 Phoenix, Arizona 85027 (623) 582-1235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Wilcock
Centuri Holdings, Inc.
19820 North 7th Avenue, Suite 120
Phoenix, Arizona 85027
(623) 582-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Clinton W. Rancher
Eileen S. Boyce
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
Centuri Holdings, Inc.
3,488,372 Shares of Common Stock

This prospectus relates solely to the resale from time to time of up to an aggregate of 3,488,372 shares of our common stock, par value $0.01 per share (the “common stock”), by the selling stockholders named in this prospectus (the “selling stockholders”). All 3,488,372 shares of our common stock that are being offered and sold are currently held by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock offered by this prospectus from time to time. We will bear all costs, expenses and fees in connection with the registration of these shares of our common stock.
The selling stockholders may offer and sell the common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell the common stock directly or through underwriters or dealers and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of our common stock to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell the shares. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock. We also encourage you to read the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CTRI.” The last reported sale price of our common stock on the NYSE on May 12, 2026 was $31.68 per share.

Investing in shares of our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, in any accompanying prospectus supplement and under similar headings in the documents incorporated by reference hereto and thereto.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 13, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3ASR that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell up to 3,488,372 shares of our common stock from time to time in one or more offerings.
This prospectus provides you with a general description of our common stock. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time shares of common stock are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling stockholders and the terms of the shares of common stock being offered. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the applicable offering.
This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data.
We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents incorporated by reference herein or therein, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We and the selling stockholders take no responsibility for, and cannot assure you as to the reliability of, any other information that others may give you. You should not assume that the information included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus constitutes an offer to sell only the shares of our common stock offered hereby under circumstances and in jurisdictions where it is lawful to do so.
The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.
This document may only be used where it is legal to sell these securities. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, references in this prospectus to “Centuri,” the “Company,” “we,” “us” and “our” refer to Centuri Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

OUR COMPANY
We are a leading North American utility and energy infrastructure services company with over 115 years of operating history, and we partner with regulated utilities to maintain, upgrade and expand the energy network that powers millions of homes and businesses. We serve as a long-term strategic partner to, and an extension of, North America’s electric, gas, and combination utility providers, delivering a wide range of infrastructure solutions that ensure safe, reliable and environmentally sustainable energy operations. Our service offerings primarily consist of the modernization of utility infrastructure through the replacement, maintenance, retrofitting, and installation of electric and natural gas distribution and utility-scale transmission networks and building capacity to meet current and future demands. We also serve complementary, attractive and growing end markets such as distributed power projects and data centers. Our essential services enable our customers to enhance the safety, reliability and environmental sustainability of the electric and natural gas networks that consumers rely upon to meet their essential and evolving energy needs. Guided by our values and our unwavering commitment to serve as long-term partners to customers and communities, our more than 9,600 employees enable our customers to safely and reliably deliver electricity and natural gas and achieve their goals for environmental sustainability.
We currently operate across 97 locations in 46 U.S. states and six Canadian provinces, enabling us to support our customers across multiple geographies.
The majority of our customer relationships are governed by long-term master service agreements (“MSAs”), comprising approximately 78% of our total revenue during the fiscal year ended December 28, 2025. Additionally, of the remaining 22% of our total revenue that was generated from bid contracts, 8% was generated from existing MSA customers. We predominantly perform smaller, lower-risk distribution projects for our customers. Our focus on MSA-driven work, long-term customer partnerships and recurring maintenance-oriented work orders provides us greater visibility to our demand outlook.
Corporate Information
Centuri Holdings, Inc. was incorporated in Delaware in 2023. Our principal executive offices are located at 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Our telephone number is (623) 582-1235.
We maintain an internet website at www.centuri.com. Our website, and the information contained therein, or connected thereto, is not a part of or incorporated by reference into this prospectus.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before acquiring securities from the selling stockholders, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, our subsequent Current Reports on Form 8-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and any other information contained in any document incorporated by reference or any accompanying prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The risks and uncertainties incorporated by reference or contained in any accompanying prospectus supplement are those that we have identified as material but are not the only risks and uncertainties facing us. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, prospects, results of operations and cash flows. Please also see the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of regulation and the economy, generally.
Terminology such as “believe,” “anticipate,” “will,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast,” “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth in this prospectus under “Risk Factors” and the section entitled “Item 1.A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and other factors described in our periodic reports filed from time to time with the SEC, which are incorporated by reference into this prospectus.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things:
•Customer project scheduling and duration;
•Weather, including the occurrence of major storms, and general economic conditions;
•Results of bid work, differences between actual and anticipated outcomes of bid or other fixed-price construction agreements;
•Outcomes from contract and change order negotiations;
•Our ability to successfully procure new work and impacts from work awarded or failing to be awarded work from significant customers, the mix of work awarded, and the amount of work awarded to us following work stoppages or reduction;
•The results of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, the ability of management to successfully finance, close on and assimilate any acquired businesses, and changes in our mix of customers, projects, contracts and business;
•Regional or national and/or general economic conditions and demand for our services;
•Price, volatility, and expectations of future prices of natural gas and electricity;
•Increases in the costs to perform services caused by changing conditions;
•The termination, or expiration of existing agreements or contracts;
•Decisions of our customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise;
•The budgetary spending patterns of customers;
•Inflation and other increases in construction costs that we may be unable to pass through to our customers;

•Cost or schedule overruns on fixed-price contracts;
•Availability of qualified labor for specific projects;
•The need and availability of letters of credit, payment and performance bonds, or other security;
•Costs we incur to support growth, whether organic or through acquisitions;
•The timing and volume of work under contract;
•Losses experienced in our operations;
•The results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates;
•Developments in governmental investigations and/or inquiries;
•Intense competition in the industries in which we operate;
•Existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs;
•Failure of our partners, suppliers or subcontractors to perform their obligations;
•Cybersecurity breaches;
•Failure to maintain safe worksites;
•Risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics, political crises or other catastrophic events, such as the conflicts in the Middle East and the ongoing war in Ukraine;
•The impact of changes to federal policies, including those with respect to taxes, trade policies and tariffs, that affect U.S. relations with the rest of the world;
•Adverse developments affecting specific financial institutions or the broader financial services industry, including liquidity shortages or bank failures;
•Client delays or defaults in making payments;
•The cost and availability of credit and restrictions imposed by our debt agreements;
•The impact of credit rating actions and conditions in the capital markets on financing costs;
•Changes in construction expenditures and financing;
•Levels of or changes in operations and maintenance expenses;
•Our ability to continue to remain within the ratios and other limits in our debt covenants;
•Failure to implement strategic and operational initiatives;
•Risks or uncertainties associated with acquisitions, dispositions and investments;
•Possible information technology interruptions or inability to protect intellectual property;
•Our failure, or the failure of our agents or partners, to comply with laws;
•Our ability to secure appropriate insurance, licenses or permits;

•New or changing legal requirements, including those relating to environmental, health, licensing and safety matters;
•The loss of one or more clients that account for a significant portion of our revenue; and
•Asset impairments.
Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements herein speak only as of the date of this prospectus. Except to the extent required by applicable law, we assume no obligation to update or revise the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events and developments or otherwise.

USE OF PROCEEDS
We will not receive any proceeds from the sale from time to time of our common stock by the selling stockholders. All shares of common stock offered by this prospectus are being registered for the account of the selling stockholders.

SELLING STOCKHOLDERS
This prospectus covers the public resale of the shares owned by the selling stockholders listed in the table below. The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus.
On November 11, 2025, we entered into a common stock purchase agreement (the “Private Placement Agreement”) with Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (collectively, the “selling stockholders”), pursuant to which we issued and sold 3,488,372 shares of common stock (the “Private Placement Shares”) to the selling stockholders. In connection with the Private Placement Agreement, we granted the selling stockholders certain registration rights with respect to the Private Placement Shares, as set forth in that certain registration rights letter agreement, dated as of November 11, 2025, by and among the Selling Stockholders and us (the “Icahn Letter Agreement”). We have prepared this prospectus and the registration statement of which it is a part to satisfy our contractual obligations to the selling stockholders under the Icahn Letter Agreement.
The table also provides information regarding the beneficial ownership of our common stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. The ownership percentage indicated in the following table is based on 100,934,662 shares of our common stock outstanding as of May 4, 2026. We prepared the table based on information provided to us by the selling stockholders. We have determined beneficial ownership in accordance with the rules of the SEC.

	Shares Beneficially Owned Prior to the Completion of this Offering			Shares Beneficially Owned After the Completion of this Offering(1)
Name of Selling Stockholder	Number of shares	Percentage of common stock	Shares Being Registered for Resale	Number of shares	Percentage of common stock
Entities affiliated with Carl C. Icahn(2)	14,336,044	14.2%	3,488,372	10,847,672	10.7%
__________________
(1)Assumes that the selling stockholders will sell all shares of common stock covered by this prospectus and that the selling stockholders do not acquire any additional shares of common stock.
(2)As of May 4, 2026, Carl C. Icahn and Icahn Enterprises L.P. had sole voting and dispositive power over 14,336,044 shares of common stock. Shares held directly by Icahn Partners LP and Icahn Partners Master Fund LP consist of: (i) 8,125,680 shares of our common stock directly held by Icahn Partners LP, 1,977,423 of which are offered pursuant to this prospectus, and (ii) 6,210,364 shares of our common stock directly held by Icahn Partners Master Fund, 1,510,949 of which are offered pursuant to this prospectus. The principal business address of the selling stockholders is 16690 Collins Avenue, PH-1, Sunny Isles Beach, Florida 33160.
We are party to a Cooperation Agreement with the Icahn Group (each as defined below). See “Description of Capital Stock—Cooperation Agreement” for more information on this topic.

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), each of which is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, which is incorporated by reference into this prospectus.
General
Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.01 per share, and 85,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time.
Southwest Gas Holdings Agreements
In connection with our initial public offering and related transactions, we and Southwest Gas Holdings, Inc. (“Southwest Gas Holdings”) entered into a number of agreements, including a Separation Agreement, dated as of April 11, 2024 (the “Separation Agreement”), a Tax Matters Agreement (as defined below), an unutilized tax assets settlement agreement, and a registration rights agreement, each of which provided Southwest Gas Holdings with certain governance and other rights. As a result of no longer owning any shares of our common stock, Southwest Gas Holdings relinquished all the governance rights originally afforded to it under the Separation Agreement, including, among others the right to nominate a majority of our directors and consent rights over certain of our corporate actions. However, as of the date of this prospectus, the Separation Agreement has not been terminated.
In April 2024, in connection with Southwest Gas Holdings transferring to us substantially all of the assets and liabilities that now comprise our business and prior to the completion of our initial public offering, we entered into an agreement with Southwest Gas Holdings that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of a future distribution of our common stock by Southwest Gas Holdings to its stockholders pursuant to the Separation Agreement and certain related transactions, if effected (the “Distribution”), to qualify for tax-free treatment for U.S. federal income tax purposes (such agreement, the “Tax Matters Agreement”).
The Tax Matters Agreement imposed certain restrictions upon us and our subsidiaries that were subject to termination under certain circumstances, including if Southwest Gas Holdings determined it was no longer possible to implement the Distribution on a tax-free basis to Southwest Gas Holdings and its stockholders. As a result of prior offerings by Southwest Gas Holdings of our common stock, Southwest Gas Holdings was not able to (and, in fact, did not) effect the Distribution on a tax-free basis, and therefore the related restrictions in the Tax Matters Agreement terminated pursuant to the terms of the Tax Matters Agreement.
For additional information on agreements between the Company and Southwest Gas Holdings, please refer to the descriptions of such agreements elsewhere in this prospectus and in our public filings with the SEC, which are incorporated herein by reference.
Cooperation Agreement
On November 10, 2025, we entered into a Director Appointment and Nomination Agreement (the “Cooperation Agreement”) with Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which we agreed to, on or prior to November 10, 2025, (i) increase the size of the Board to eight directors, and (ii) appoint Dustin DeMaria (the “Icahn Designee”) to the Board to fill the resulting vacancy, with such appointment effective on November 10, 2025. In addition, we agreed to include the Icahn Designee as part of our slate of nominees for election to the Board at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

The Icahn Group will be entitled, in the event the Icahn Designee resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Cooperation Agreement, including as a result of such director not being nominated by us to stand for election at an annual meeting subsequent to the 2026 Annual Meeting or the termination of the Icahn Group’s designation rights with respect to such director in accordance with the Cooperation Agreement), to designate a replacement for appointment to the Board based on the terms set forth in the Cooperation Agreement.
So long as the Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Chief Executive Officer or Chief Financial Officer of the Company, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees of which the Icahn Designee is a member.
If at any time the Icahn Group ceases to hold a “Net Long Position,” as defined in the Cooperation Agreement, of at least 5,423,836 of the total outstanding shares of our common stock, (i) the Icahn Designee will, and the Icahn Group will cause such Icahn Designee to, promptly tender his resignation from the Board and any committee of the Board on which he then sits, and (ii) the Icahn Group will no longer have the right to replace the Icahn Designee.
So long as the Icahn Group holds a “Net Long Position” of at least 5,423,836 shares of common stock, we will not adopt a “Rights Plan,” as defined in the Cooperation Agreement, with an “Acquiring Person” beneficial ownership threshold below 20% of the then-outstanding common stock unless the “Acquiring Person” definition under such “Rights Plan” includes an exemption for the Icahn Group up to a beneficial ownership of 20%.
The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions. Absent an uncured breach of the material provisions of the Cooperation Agreement by the Company, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) 30 days before the nomination deadline for stockholders to nominate candidates for the annual meeting following the 2026 Annual Meeting, and (ii) 30 days after such date when no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement (including if the Icahn Group has irrevocably waived such right in writing).
In connection with the entry into the Cooperation Agreement, we and the Icahn Group entered into a confidentiality agreement concurrently with the appointment of the Icahn Designee to the Board.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by stockholders. At each meeting of the stockholders, a majority of our shares issued and outstanding and entitled to vote generally for the election of directors, present in person or represented by proxy, will constitute a quorum.
Directors are elected by a plurality vote standard. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Charter, Bylaws or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of the voting power of the shares of capital stock represented at the meeting and entitled to vote on such question, voting as a single class.
Dividends
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.

No Preemptive or Similar Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Charter, the Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law of the State of Delaware (the “DGCL”) and by our Charter, to issue up to 85,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. The Board will have the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws
Provisions of the DGCL and our Charter and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us or restructure the Board outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We have “opted out” of Section 203 of the DGCL. Our Charter includes a “Dominant Stockholder” provision pursuant to which a “Business Combination” of us with a Dominant Stockholder (as defined in the Charter) will require approval by 66 2/3% of the outstanding shares of our common stock, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Removal of Directors. Our Charter and Bylaws provide that our stockholders may remove our directors with or without cause, by an affirmative vote of holders of two-thirds of the outstanding shares of our capital stock entitled to vote generally for the election of directors.
Amendments to Charter. Our Charter provides that the affirmative vote of the holders of a supermajority of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, the ability to amend our Bylaws and Charter, exclusive forum, corporate opportunities, anti-takeover provisions, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions. Our Charter also provides that the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend the Dominant Stockholder provision.
Amendments to Bylaws. Our Charter and Bylaws provide that, subject to exceptions, our Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.

Size of Board and Vacancies. Our Charter provides that the Board will consist of not less than six nor more than 13 directors, the exact number of which will be fixed exclusively by the Board. Any vacancies created on the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on the Board will hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
Special Stockholder Meetings. Our Charter provides that special meetings of stockholders may be called only by or at the direction of (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. Our Charter and Bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Charter and Bylaws mandate that stockholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between us and Southwest Gas Holdings, our Charter contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Southwest Gas Holdings and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Southwest Gas Holdings. In general, these provisions recognize that we and Southwest Gas Holdings and surviving subsidiaries will continue to have contractual and business relations with each other, including directors of Southwest Gas Holdings serving as our directors, may engage in the same, similar or related business activities and lines of business or may have an interest in the same areas of corporate opportunities.
Our Charter provides that Southwest Gas Holdings has no duty to communicate information regarding a corporate opportunity to us or to refrain from engaging in the same or similar activities or lines of business, doing business with any of our clients, customers or vendors or employing or otherwise engaging any of our directors, officers or employees. Moreover, our Charter provides that for so long as Southwest Gas Holdings owns at least 10% of the total voting power of our outstanding shares or otherwise has one or more directors, officers or employees serving as our (or any of our subsidiaries’) director, officer or employee, in the event that any of our (or any of our subsidiaries’) directors, officers or employees who is also a director, officer or employee of Southwest Gas Holdings acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us and Southwest Gas Holdings, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and we, to the fullest extent permitted by law, renounce any interest or expectancy in such business opportunity, and waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to us or any of our affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is our or our subsidiaries’ director, officer or employee and who is also a director, officer or employee of Southwest Gas Holdings and its affiliates (other than us and our subsidiaries) shall belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter also provides that no contract, agreement, arrangement or transaction between us (or any of our subsidiaries), on the one hand, and Southwest Gas Holdings, on the other hand, will be void or voidable solely for the reason that Southwest Gas Holdings is a party thereto, or solely because any of our (or our subsidiaries’) directors or officers who are affiliated with Southwest Gas Holdings are present at or participate in the meeting of the Board or committee thereof or are signatories to a written consent of the Board or committee thereof, which authorizes the contract, agreement, arrangement or transaction or solely because his or her votes are counted for such purpose. We may enter into and perform, and cause or permit any subsidiary to enter into and perform, one or more contracts, agreements, arrangements or transactions with Southwest Gas Holdings pursuant to which we or one of our subsidiaries, on the one hand, and Southwest Gas Holdings, on the other hand, agree to engage in transactions of any kind or nature with each other, including, without limitation, agreements relating to competition or allocation of opportunities. Subject to certain exceptions in our Charter, no such contract, agreement, arrangement or transaction, or the performance thereof by us (or any of our subsidiaries), or Southwest Gas Holdings, will, to the fullest extent permitted by law, (i) be considered contrary to (x) any fiduciary duty that any of our (or any of our subsidiaries’) director, officer, or employee who is also a director, officer or employee of Southwest Gas Holdings may owe or be alleged to owe to us or any such subsidiary, or to any stockholder thereof, or (y) any legal duty or obligation Southwest Gas Holdings may be alleged to owe on any basis or (ii) be considered a failure to act in (or not opposed to) the best interests of us or any of our subsidiaries or our or their respective stockholders or equityholders or the derivation of any improper personal benefit. Subject to certain exceptions in our Charter, to the fullest extent permitted by law, none of our (or any of our subsidiaries’) directors, officers or employees who are also directors, officers or employees of Southwest Gas Holdings shall have or be under any fiduciary duty to us (or any of our subsidiaries) to refer any corporate opportunity to us (or any of our subsidiaries) or to refrain from acting on behalf of us (or any of our subsidiaries) or of Southwest Gas Holdings in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction. To the fullest extent permitted by law, subject to certain exceptions set forth in the Charter, none of our (or our subsidiaries’) directors, officers or employees shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Southwest Gas Holdings, merely by virtue of being a director, officer or employee of Southwest Gas Holdings.
Our Charter also provides for special approval procedures that may be utilized if it is deemed desirable by Southwest Gas Holdings, us, our subsidiaries or any other party, that we take action with specific regard to a particular transaction, corporate opportunity or type or series of transactions or corporate opportunities, out of an abundance of caution, to ensure that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, we may employ special procedures to affirm or authorize transactions or opportunities in these cases if:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Charter.
Except as otherwise agreed in writing between us and Southwest Gas Holdings, these corporate opportunity provisions will have no further force or effect when Southwest Gas Holdings both (i) owns 10% or less of the total voting power of our outstanding shares and (ii) has no directors, officers or employees serving as our (or any of our subsidiaries’) directors, officers or employees. Although Southwest Gas Holdings no longer owns any shares of our common stock, as of the date of this prospectus, three of our directors also serve as directors of Southwest Gas Holdings. As a result, these corporate opportunity provisions will continue to remain in full force and effect unless otherwise agreed in writing between us and Southwest Gas Holdings.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of fiduciary duties as directors or officers, and our Charter includes such an exculpation provision. Our Charter and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, all expense, liability and loss actually and reasonably incurred or suffered by each person who was or is a party or is otherwise threatened to be made a party to any action, suit or proceeding for actions taken as our legal representative, director or officer, or, while serving as our director or officer, for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Charter and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to certain conditions, including our receipt of an undertaking from the indemnified party if required under the DGCL. Our Charter expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions that are in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. There is currently no pending material litigation or proceeding against us or any of our directors, officers or employees for which indemnification is sought.
Exclusive Forum
Our Charter provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder in such capacity to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee or stockholder in such capacity arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim relating to or involving us governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our shares of common stock are listed on the NYSE under the symbol “CTRI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Shareholder Services.

PLAN OF DISTRIBUTION
The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if the selling stockholders default in the performance of their respective secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholders list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker- dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by the selling stockholders will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling stockholders meet the criteria and conform to the requirements of that rule.
To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase price and public offering price, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares of common stock covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares of common stock covered by this prospectus may be sold without restriction pursuant to Rule 144 of the Securities Act.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. This prospectus specifically incorporates by reference the documents listed below.
•our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, filed with the SEC on February 26, 2026;
•our Quarterly Report on Form 10-Q for the three months ended March 29, 2026, filed with the SEC on May 6, 2026;
•our Current Report on Form 8-K filed with the SEC on March 20, 2026;
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2026 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025); and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 16, 2024 (File No. 001-42022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our capital stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering by the selling stockholders of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You may make a request by writing, emailing or telephoning us at the following address, email address and phone number:
19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
Ntetlow@centuri.com
(480) 851-8426
Attention: Nate Tetlow

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an internet site that contains reports, proxies and prospectuses, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file periodic current reports, proxy statements and other information with the SEC, which can be accessed at https://www.sec.gov. In addition, the information filed with or furnished by us to the SEC is available free of charge through our website (https://www.centuri.com/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.
LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Baker Botts L.L.P.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 28, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Connect Atlantic Utility Services Corporation because it was acquired by the Company during fiscal year 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby.

Payable by the Registrant
SEC registration fee	$16,369.67
FINRA filing fee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous fees and expenses	*
Total	$ *
__________________
*Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated certificate of incorporation and its amended and restated bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.
The registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the registrant with respect to payments which may be made by it to its directors and officers pursuant to the above indemnification provision or otherwise as a matter of law. The registrant’s amended and restated bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by the DGCL against liabilities that may arise by reason of their service to the registrant and that the registrant must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking by or on behalf of an indemnified person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
II-1

The underwriting agreement, the form of which will be filed as an exhibit to this registration statement, will provide for indemnification of the registrant’s directors and officers by the underwriters against certain liabilities. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed or Furnished Herewith
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Centuri Holdings, Inc.	S-8	333-278834	4.1	April 19, 2024

3.2	Amended and Restated Bylaws of Centuri Holdings, Inc.	S-8	333-278834	4.2	April 19, 2024

4.1	Description of Capital Stock	10-K	001-42022	4.1	February 26, 2025

4.2	Registration Rights Letter Agreement, dated as of November 11, 2025, by and among Centuri Holdings, Inc., Icahn Partners LP and Icahn Partners Master Fund LP	8-K	001-42022	10.2	November 14, 2025

5.1	Opinion of Baker Botts L.L.P.					X

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of Baker Botts L.L.P. (contained in its opinion filed as Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

107	Filing Fee Table					X
_________________
*To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on May 13, 2026.

Centuri Holdings, Inc.

By:	/s/ Christian I. Brown
Name:	Christian I. Brown
Title:	President, Chief Executive Officer and Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian I. Brown and Gregory A. Izenstark and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Christian I. Brown	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2026
Christian I. Brown

By:	/s/ Gregory A. Izenstark	Chief Financial Officer (Principal Financial Officer)	May 13, 2026
Gregory A. Izenstark

By:	/s/ Kendra L. Chilton	Chief Accounting Officer (Principal Accounting Officer)	May 13, 2026
Kendra L. Chilton

By:	/s/ Christopher A. Krummel	Director, Chair of the Board of Directors	May 13, 2026
Christopher A. Krummel

By:	/s/ Dustin DeMaria	Director	May 13, 2026
Dustin DeMaria

By:	/s/ Julie A. Dill	Director	May 13, 2026
Julie A. Dill

By:	/s/ Andrew W. Evans	Director	May 13, 2026
Andrew W. Evans

By:	/s/ Karen S. Haller	Director	May 13, 2026
Karen S. Haller

By:	/s/ Anne L. Mariucci	Director	May 13, 2026
Anne L. Mariucci

By:	/s/ Steven E. Nielsen	Director	May 13, 2026
Steven E. Nielsen

By:	/s/ Charles R. Patton	Director	May 13, 2026
Charles R. Patton